Exhibit 99.1

Vonage Announces Strong First Quarter 2017 Results, Highlighted by 51% GAAP Growth in Vonage Business Revenues and Consolidated Adjusted OIBDA of $37 Million

•	Consolidated Revenues of $243 Million, a 7% GAAP increase

•	Income from Operations of $5 Million, Adjusted OIBDA of $37 Million

•	Significant Enterprise traction, including the signing of a large Enterprise deal with a global real estate firm for more than 20,000 seats

•	Repurchased 1.6 Million shares for $10 Million at an average price of $5.95

Holmdel, NJ, May 9, 2017 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud communications for business, today announced results for the first quarter ended March 31, 2017.
Consolidated Results
"We are off to a solid start in 2017. Consolidated revenues were $243 million, a 7% year-over year increase and our eighth consecutive quarter of year-over-year consolidated revenue growth," said Vonage CEO Alan Masarek. “We are transforming our Company to capitalize on the enormous cloud communications market opportunity. Our strategy remains rooted in continued investment in Vonage Business to drive faster long-term growth, leveraging the Company’s strategic assets to become the clear leader in business cloud communications.”
Mr. Masarek continued, “We are pleased with the progress we have made against our growth initiatives in Vonage Business, including accelerated traction in the enterprise segment, the build out of our multi-channel sales infrastructure, and strengthening our customer value proposition through the integration of UCaaS and CPaaS. At the same time, we continue to generate significant cash. In the first quarter, we used this strong cash flow to return value to our shareholders through opportunistic share repurchases, repurchasing 1.6 million shares for $10 million.”
For the first quarter of 2017, Vonage reported revenues of $243 million, a 7% increase from the year ago quarter. Income from Operations was $5 million, down from $19 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $37 million, down from $42 million in the prior year. GAAP net income was $6 million or $0.03 per share, down from $8 million or $0.04 per share in the year ago quarter. Adjusted net income2 was $15 million or $0.07 per share, up from $12 million or $0.06 per share in the year ago quarter.
Business Segment Results

•	Revenues at Vonage Business, which includes $26 million of Nexmo revenue, were $112 million, a 51% year-over-year increase on a GAAP basis.

•
In April, Vonage signed the largest UCaaS deal in its history, with a global real estate firm. Vonage will deliver its UCaaS suite to more than 20,000 corporate seats across 550 company-owned locations. In addition, Vonage will partner with the customer’s Corporate Franchise team to offer its services to their 4,000 franchisee offices in the United States.

•	Ending seats at Vonage Business were 659,000, up from 570,000 seats in the year ago quarter, a 16% increase.

•	Vonage Business revenue churn was 1.4%, flat sequentially and up from 1.3% in the year ago quarter.

•	The Vonage API Platform increased its registered developer count to 249,000, a sequential increase of 42,000.

•	The Vonage API platform secured several enterprise wins in the first quarter, including: Microsoft, Gett, Lyft and Zoho.

Consumer Segment Results

•
Revenues from Consumer Services were $132 million, down from $153 million in the prior year period, consistent with the Company’s expectations and its strategy to redeploy capital into the rapidly growing, Business Cloud Communications sector.

•	Consumer customer churn was 2.2%, flat sequentially and from the prior year.

•	Average revenue per line (“ARPU”) in Consumer Services was $26.10, flat sequentially and down from $26.68 in the year ago period.

•	The Consumer segment ended the first quarter with 1.6 million subscriber lines.

Focus on Cloud Communications
On May 4th, the Company signed a definitive agreement to sell its hosted infrastructure services business, a mixed portfolio of products including Infrastructure as a Service, virtual desktop, hosted Microsoft Exchange and other managed services. The Company acquired this portfolio in the iCore acquisition and, after operating this business for the last year and a half, determined it is not core to its strategy. The Company expects to close this transaction at the end of May.
Patent Portfolio
Vonage continues to execute on its strategy to develop innovative technologies and to protect its valuable intellectual property. The Company was granted seven new patents in the first quarter and now owns 155 U.S. patents, with more than 150 U.S. patent applications pending, along with many foreign patents and pending applications in jurisdictions worldwide.
Share Repurchase
In the first quarter, Vonage repurchased 1.6 million shares of stock for $10 million at an average price of $5.95 under its current four-year $100 million program. Since beginning its repurchase programs in August 2012, the Company has repurchased 57.2 million shares for $191 million at a highly accretive average price of $3.33.
Guidance
The Company is adjusting its revenue guidance solely to reflect the divestiture of the hosted infrastructure services business. Vonage now expects 2017 consolidated revenues to be between $966 million and $981 million. Within this, the Company expects Vonage Business revenues, which include both UCaaS and CPaaS, to be in the range of $483 million to $489 million, which takes into account approximately $4 million of anticipated revenue from the divested business for the period from the end of May through the end of December.

Conference Call and Webcast
Management will host a conference call to discuss the first quarter 2017 results and other matters on Tuesday, May 9, 2017 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.

A webcast will be available through Vonage's Investor Relations website at http://ir.vonage.com. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 5291957

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
	(unaudited)	(unaudited)	(unaudited)
		(revised) (1)
Statement of Income Data:
Revenues	$243,347	$246,763	$226,824

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,782, $7,211, and $6,833, respectively)	87,596	88,768	69,150
Cost of goods sold	7,293	7,768	9,066
Sales and marketing	81,931	84,293	79,601
Engineering and development	8,370	7,607	6,834
General and administrative	35,086	34,043	26,670
Depreciation and amortization	17,947	19,070	16,979
	238,223	241,549	208,300
Income from operations	5,124	5,214	18,524
Other income (expense):
Interest income	5	14	21
Interest expense	(3,703)	(3,565)	(2,446)
Other income (expense), net	(220)	(109)	154
	(3,918)	(3,660)	(2,271)
Income from continuing operations before income tax expense	1,206	1,554	16,253
Income tax expense	4,707	(3,592)	(8,322)
Net income	5,913	(2,038)	7,931
Net income per common share:
Basic	$0.03	$(0.01)	$0.04
Diluted	$0.02	$(0.01)	$0.04
Weighted-average common shares outstanding:
Basic	220,371	218,375	214,039
Diluted	239,486	218,375	224,225

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
	(unaudited)	(unaudited)	(unaudited)
		(revised) (1)	(revised) (1)
Statement of Cash Flow Data:
Net cash provided by operating activities	$17,261	$23,842	$17,468
Net cash used in investing activities	(6,759)	(2,812)	(10,877)
Net cash used in financing activities	(13,540)	(25,210)	(28,995)
Capital expenditures, intangible assets, and development of software assets	(7,081)	(8,767)	(11,207)

(1) Revised due to the adoption of new Accounting Standard Updates.

	March 31,	December 31,
	2017	2016
	(unaudited)	(revised) (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$26,220	$29,078
Marketable securities	300	601
Restricted cash	1,799	1,851
Accounts receivable, net of allowance	32,108	36,688
Inventory, net of allowance	3,644	4,116
Prepaid expenses and other current assets	30,895	29,188
Deferred customer acquisition costs	2,184	3,136
Property and equipment, net	45,722	48,415
Goodwill	362,424	360,363
Software, net	22,966	21,971
Debt related costs, net	2,162	2,333
Intangible assets, net	191,250	199,256
Total deferred tax assets, including current portion, net	198,502	184,210
Other assets	13,950	14,460
Total assets	$934,126	$935,666
Accounts payable and accrued expenses	$121,727	$139,946
Deferred revenue	31,564	32,892
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	329,291	318,874
Capital lease obligations	2,265	3,428
Other liabilities	3,931	3,985
Total liabilities	$488,778	$499,125
Total stockholders' equity	$445,348	$436,541

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues:
Service	$92,291	$91,663	$56,473
Product (1)	13,360	12,655	12,912
Service and Product	105,651	104,318	69,385
USF	6,151	6,193	4,435
Total Business Revenues	$111,802	$110,511	$73,820

Cost of Revenues:
Service (2)	$39,195	$38,697	$15,403
Product (1)	13,202	12,664	12,462
Service and Product	52,397	51,361	27,865
USF	6,151	6,193	4,445
Cost of Revenues	$58,548	$57,554	$32,310

Service margin %	57.5%	57.8%	72.7%
Gross margin % ex-USF (Service and product margin %)	50.4%	50.8%	59.8%
Gross margin %	47.6%	47.9%	56.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $4,875, $5,013, and $4,319 for the quarters ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues:
Service	$119,117	$123,114	$137,772
Product (1)	203	188	147
Service and Product	119,320	123,302	137,919
USF	12,225	12,950	15,085
Total Business Revenues	$131,545	$136,252	$153,004

Cost of Revenues:
Service (2)	$22,100	$22,834	$26,520
Product (1)	2,016	3,198	4,301
Service and Product	24,116	26,032	30,821
USF	12,225	12,950	15,085
Cost of Revenues	$36,341	$38,982	$45,906

Service margin %	81.4%	81.5%	80.8%
Gross margin % ex-USF (Service and product margin %)	79.8%	78.9%	77.7%
Gross margin %	72.4%	71.4%	70.0%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,907, $2,198, and $2,514 for the quarters ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues (1)	$111,802	$110,511	$73,820
Average monthly revenues per seat (2)	$43.98	$44.65	$44.25
Seats (at period end) (2) (3)	658,792	638,096	570,358
Revenue churn (2)	1.4%	1.4%	1.3%
(1) Includes revenue of $26,245 and $26,541, respectively, for the three months ended March 31, 2017 and December 31, 2016 from CPaaS, which was acquired on June 3, 2016.
(2) UCaaS only
(3) Seats (at period end) included an adjustment of 6,212 for the three months ended March 31, 2016.
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues	$131,545	$136,252	$153,004
Average monthly revenues per line	$26.10	$26.11	$26.68
Subscriber lines (at period end)	1,648,927	1,711,366	1,881,826
Customer churn	2.2%	2.2%	2.2%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Income from operations	$5,124	$5,214	$18,524
Depreciation and amortization	17,947	19,070	16,979
Share-based expense	7,064	9,462	6,303
Acquisition related transaction and integration costs	139	(219)	93
Change in contingent consideration	—	(4,110)	—
Acquisition related consideration accounted for as compensation	6,763	6,813	—
Loss on sublease	—	744	—
Adjusted OIBDA	37,037	36,974	41,899
Less:
Capital expenditures	(3,701)	(6,166)	(8,895)
Intangible assets	$—	$(50)	$—
Acquisition and development of software assets	(3,380)	(2,551)	(2,312)
Adjusted OIBDA Minus Capex	$29,956	$28,207	$30,692

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO VONAGE TO
NET INCOME ATTRIBUTABLE TO VONAGE EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
		(revised) (1)
Net income	$5,913	$(2,038)	$7,931
Amortization of acquisition - related intangibles	8,999	8,706	6,962
Acquisition related transaction and integration costs	139	(219)	93
Acquisition related consideration accounted for as compensation	6,763	6,813	—
Change in contingent consideration	—	(4,110)	—
Loss on sublease	—	744	—
Tax effect on adjusting items	(6,569)	(4,932)	(2,915)
Adjusted net income	$15,245	$4,964	$12,071
Net income per common share:
Basic	$0.03	$(0.01)	$0.04
Diluted	$0.02	$(0.01)	$0.04
Weighted-average common shares outstanding:
Basic	220,371	218,375	214,039
Diluted	239,486	218,375	224,225
Net income per common share, excluding adjustments:
Basic	$0.07	$0.02	$0.06
Diluted	$0.06	$0.02	$0.05
Weighted-average common shares outstanding:
Basic	220,371	218,375	214,039
Diluted	239,486	237,670	224,225

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
		(Revised) (1)	(Revised) (1)
Net cash provided by operating activities	$17,261	$23,842	$17,468
Less:
Capital expenditures	(3,701)	(6,166)	(8,895)
Purchase of intangible assets	—	(50)	—
Acquisition and development of software assets	(3,380)	(2,551)	(2,312)
Free cash flow	$10,180	$15,075	$6,261

(1) Revised due to the adoption of new Accounting Standard Updates.

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2017	2016
Current maturities of capital lease obligations	$2,184	$3,288
Current portion of notes payable	18,750	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	310,541	300,124
Unamortized debt related cost	959	1,064
Capital lease obligations, net of current maturities	81	140
Gross debt	332,515	323,366
Less:
Unrestricted cash and marketable securities	26,520	29,679
Net debt	$305,995	$293,687

About Vonage

Vonage (NYSE: VG) is a leading provider of cloud communications services for business. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Vonage's API Platform provides tools for voice, messaging and phone verification services, allowing developers to embed contextual, programmable communications into mobile apps, websites and business systems, enabling enterprises to easily communicate relevant information to their customers in real time, anywhere in the world, through text messaging, chat, social media and voice. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015 and 2016, Vonage was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide. Vonage has also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our CPaaS products; the impact of governmental export controls or sanctions on our CPaaS products; our ability to establish and expand strategic alliances; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; our dependence upon key personnel; governmental regulation and taxes in our international operations; liability under anti-corruption laws; our dependence on our customers' existing broadband connections; differences between our services and traditional telephone service; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; the market for our stock; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)